SCHEDULE 14A -
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.____ )

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ELECTRO-SENSORS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
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ELECTRO-SENSORS, INC. 6111 Blue Circle Drive Minnetonka, Minnesota 55343

(952) 930-0100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 18, 2012

To the Shareholders of Electro-Sensors, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on Wednesday, April 18, 2012, at 2:00 pm, Central Time, for the following purposes:

1.                To set the number of directors at five (5);

2.                To elect five (5) directors to serve until the next Annual Meeting of Shareholders;

3.                To ratify the selection of Boulay, Heutmaker, Zibell & Co. P.L.L.P. as independent auditors for the Company for the fiscal year ending December 31, 2012; and

4.                To take action upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Board of Directors has fixed the close of business on February 29, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All shareholders of record are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly complete, sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the Annual Meeting. The proxy is revocable and will not be used if you attend the Annual Meeting and vote in person or otherwise provide notice of your revocation. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call the Company at (952) 930-0100.

BY ORDER OF THE BOARD OF DIRECTORS,

Bradley D. Slye
President

Minnetonka, Minnesota

Dated:   March 29, 2012

ELECTRO-SENSORS, INC.    6111 Blue Circle Drive    Minnetonka, Minnesota 55343    (952) 930-0100

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 18, 2012

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Electro-Sensors, Inc., a Minnesota corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central Time, on Wednesday, April 18, 2012, at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about March 30, 2012.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not refer to Internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the Internet, via telephone or by mail, by delivering written notice of the revocation of the proxy to the Company’s President prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR approval of the number of directors to be set at five, FOR the election of the directors nominated by the Board of Directors, FOR the ratification of the Company’s selection of auditors for the fiscal year ending December 31, 2012, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting and any all adjournments or postponements thereof.

The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. The Company will request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock of the Company (“Common Stock”) as of the record date, and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. In addition to the use of the Internet and mail, proxies may be solicited by officers, directors, and regular employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Form of Proxy, and Annual Report on Form 10-K are available at

http://www.idelivercommunications.com/proxy/else

OUTSTANDING SHARES & VOTING RIGHTS

The Company fixed the close of business on February 29, 2012 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. At February 29, 2012, the Company had outstanding 3,390,785 shares of Common Stock, the only outstanding class of capital stock of the Company. Each share of Common Stock outstanding on the record date entitles the holder thereof to one (1) vote on each matter to be voted upon by shareholders at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

A majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum, and as negative votes for purposes of any proposal other than the election of directors. Abstentions will not be counted for purposes of determining the number of votes cast in the election of directors. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”) absent voting instructions from the beneficial owner, will be treated as shares present for purposes of determining the presence or absence of a quorum but shall not be deemed to be represented at the meeting for purposes of determining the approval of any matter submitted to the shareholders for which such voting authority is withheld. The Inspector of Election appointed by the Board of Directors will determine the shares represented at the meeting and the validity of proxies and ballots, and will count all votes and ballots.

CORPORATE GOVERNANCE

The business affairs of the Company are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. The Board of Directors currently has five members: Bradley D. Slye, Jeffrey D. Peterson, Robert W. Heller, Joseph A. Marino, and Geoffrey W. Miller. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees, among other activities. The corporate governance practices that we follow are summarized below.

Board Leadership Structure and Risk Management

The Board of Directors believes that Bradley D. Slye, the Company’s President and Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while Mr. Slye brings company-specific experience and expertise. The Board believes that Mr. Slye’s combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to hold management accountable for the execution of strategy once it is developed. The Board believes that its independent directors work together effectively to serve this oversight function, with no individual director serving as a “lead” independent director.

The Board of Directors believes that oversight of the Company’s risk management efforts is another key responsibility that is shared by the entire Board. The Board regularly reviews risk management information regarding the Company’s liquidity and operations. Board members receive financial statements monthly which are then discussed at the quarterly meetings of the Board. In addition, Mr. Slye frequently has informal discussions with board members regarding risk management.

Independence

The Board of Directors has determined that Messrs. Heller, Marino, and Miller are independent directors as defined by the listing standards of the Nasdaq Stock Market, since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board of Directors has determined that Michael C. Zipoy, a director nominee, will be an independent director if elected at the Annual Meeting. If Messrs. Marino, Miller, and Zipoy are all elected at the Annual Meeting, they will constitute a majority of the Board of Directors. Mr. Slye is precluded from being considered independent by Nasdaq rules since he currently serves as an executive officer of the Company. Mr. Peterson is precluded from being considered independent by Nasdaq rules since a family member was employed as an executive officer of the Company during the prior three years.

The Board of Directors has determined that each member of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market.

Code of Ethics and Business Conduct

The Company has adopted the Electro-Sensors Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to all of our directors, officers and employees. A copy of the Code of Conduct was provided with the Proxy Statement for the 2004 Annual Meeting of Shareholders and is also available upon written request to the Chief Executive Officer. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K.

Director Attendance at Annual Meeting

Directors’ attendance at Annual Meetings can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company, thus, all directors are expected to attend the Annual Meetings of Shareholders. All incumbent directors attended the 2011 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Chairman of our Audit Committee at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Board of Directors

Attention: Chairman, Audit Committee

Electro-Sensors, Inc.

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

Committees and Meetings of the Board of Directors

The present standing committees of the Board of Directors are described below.

Board Meetings

The Board of Directors met four times during the last fiscal year. No incumbent member of the Board of Directors attended fewer than 100% of the total number of meetings held by the Board of Directors and the committees on which he served.

Directors’ Compensation

Directors who are not employees of the Company receive $1,250 per quarter for their services on the Board.

Audit Committee

Messrs. Heller, Marino, and Miller currently serve as members of the Audit Committee. This committee met once during the last fiscal year. If elected at the Annual Meeting, it is expected that Mr. Zipoy will replace Mr. Heller as a member of the Audit Committee. The Audit Committee is responsible for selecting the Company’s independent auditors, and for assisting the Board of Directors in its oversight of corporate accounting and internal controls, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee Charter specifies the composition and responsibilities of the committee. For more information concerning the Audit Committee, see the Report of the Audit Committee on page 12 and the Audit Committee Charter attached as Appendix A to our definitive Proxy Statement for the 2010 Annual Meeting, filed with the SEC on March 9, 2010. The Board has named Geoff Miller as the “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933. The Company acknowledges that the designation of Mr. Miller as the audit committee financial expert does not impose on Mr. Miller any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Miller as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.

Compensation Committee

Messrs. Heller, Marino, and Miller currently serve as members of the Compensation/Stock Option Committee (the “Compensation Committee”). If elected at the Annual Meeting, it is expected that Mr. Zipoy will replace Mr. Heller as a member of the Compensation Committee. The Compensation Committee does not act pursuant to a charter and did not meet during the last fiscal year. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning compensation of the Company’s employees, officers, and directors, and is authorized to determine the compensation of the Company’s executive officers. The Compensation Committee is authorized to administer the various incentive plans of the Company and has all powers of the attendant thereto, including the power to grant employee stock options. Executives of the Company can make recommendations on setting their compensation but cannot set it directly.

Nominating Committee

Messrs. Heller, Marino, and Miller currently serve as members of the Nominating Committee. If elected at the Annual Meeting, it is expected that Mr. Zipoy will replace Mr. Heller as a member of the Nominating Committee. The Nominating Committee met once during fiscal year 2011. The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors. A copy of the Nominating Committee Charter, which has been adopted by the Company’s Board of Directors, is attached as Appendix B to our definitive Proxy Statement for the 2010 Annual Meeting, filed with the SEC on March 9, 2010.

Nominating Policy

The Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. The Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 18 years of age, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three Boards of public companies. The Nominating Committee may modify these minimum qualifications from time to time.

In evaluating director nominees who meet the Company’s minimum qualifications, the Nominating Committee considers the following factors and qualifications, among others:

  the appropriate size and the diversity of the Company’s Board of Directors;
  the needs of the Board with respect to the particular talents and experience of its directors;
  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
  familiarity with domestic and international business matters;
  age and legal and regulatory requirements;
  experience with accounting rules and practices;
  appreciation of the relationship of the Company’s business to the changing needs of society; and
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board, and will review all candidates in the same manner. The Nominating Committee does not have a diversity policy; however, as summarized above, the Nominating Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board of Directors.

A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Company at the address below by November 30, 2012. Notice of a recommendation must include the name and address of the shareholder and the class and number of shares such shareholder owns. With respect to the nominee, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and other Board memberships, if any.

Electro-Sensors, Inc.

Attn: Chairman, Nominating Committee

6111 Blue Circle Drive

Minnetonka, MN 55343-9108

The recommendation must be accompanied by a written consent of the nominee to stand for election at the Annual Meeting if nominated by the Nominating Committee and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and whether the nominee has the attributes the Board believes are important in its composition.

ELECTION OF DIRECTORS

Proposals #1 and #2

The Bylaws of the Company provide that the shareholders at each Annual Meeting shall determine the number of directors, which shall not be less than one. The Nominating Committee and the Board of Directors recommends that the number of directors be set at five and that five directors be elected at the Annual Meeting to serve until the next Annual Meeting or until their successors are duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at five requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

The Nominating Committee recommended and the Board of Directors selected the persons named below for election to the Board of Directors. All nominees, with the exception of Mr. Zipoy, are currently directors of the Company. Mr. Zipoy was approved as a director nominee by the Nominating Committee upon the recommendation of Mr. Peterson, a current director of the Company. If, prior to the Annual Meeting, it should become known that any of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve. The Bylaws of the Company provide that directors shall be elected by a plurality of the votes cast by holders of shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the nominees:

Name	Principal Occupation and Directorships	Age	Director Since

Bradley D. Slye	Chairman of the Board and President of the Company since 1997; Chief Financial Officer since 2000	52	1997

Joseph A. Marino	President and CEO of Cardia, Inc. (a medical equipment manufacturer) since 1998	60	1994

Geoffrey W. Miller	CFO of Wilcox Paper (a distributor of fine paper to the Printing Industry) since 2002; General Manager of AmSan – Brissman Kennedy in 2001 (a distributor of janitorial supplies); CFO/VP Operations of AmSan – Brissman Kennedy (1999-2001)	57	1999

Jeffrey D. Peterson	Private investor since 1998; Previously employed by John G. Kinnard and Company, a regional brokerage firm, as a Principal and Head of the Equity and Institutional Trading Departments.	55	2011

Michael C. Zipoy	Investment executive with Feltl and Company (brokerage and investment banking firm) since 2005	64	N/A

When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board of Directors focused primarily on the biographical information set forth in the table above. In particular with regard to Mr. Slye, the Board of Directors considered his years of experience with the Company, his high level of customer interaction, and his strong engineering and product development background. These factors all increase the Company’s ability to develop new products that meet customer needs, which is critical to the success of the Company. With regards to Mr. Zipoy, the Board of Directors considered his investment experience in small and micro cap companies and his participation in public and private equity financing. With regards to Mr. Marino, the Board of Directors considered his leadership in building companies and his experience in the medical device industry. With regards to Mr. Miller, the Board of Directors considered his significant management experience, expertise, and background with regard to accounting and financial matters. With regards to Mr. Peterson, the Board of Directors considered his years of experience in the investment industry and personal connections with many businesses in Minnesota.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 20, 2012, regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, by directors and director nominees, by the executive officers named in the Summary Compensation Table, and by the Company’s current directors and executive officers as a group.

	Common Stock
Name and Address	Number of Shares	Percent
of Beneficial Owner	Beneficially Owned(1)(2)	of Class
Nancy Peterson 6005 Erin Terrace Edina, MN 55439	1,266,551 (3)	37.4%
Bradley D. Slye 6111 Blue Circle Drive Minnetonka, MN 55343	61,218 (4)	1.8%
Robert W. Heller 10992 Mount Curve Road Eden Prairie, MN 55347	7,200 (5)	*
Joseph A. Marino 13770 Frontier Court Burnsville, MN 55337	0	0
Geoffrey W. Miller 12735 42nd Place North Plymouth, MN 55442	0	0
Jeffrey D. Peterson 15708 Woodknoll Lane Minnetonka, MN 55345	0	0
Michael C. Zipoy 7509 West 84th St. Bloomington, MN 55438	0	0
Farnam Street Partners, L.P 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55426	314,826 (6)	9.3%
Nicholas Swenson 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55426	429,849 (7)	12.6%
Officers and Directors as a Group (5 persons)	61,218	2.0%
*Indicates ownership of less than one percent (1.0%).

(1)	Except as otherwise indicated, each person named or included in the group has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him.
(2)	Beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as required for purposes of this Proxy Statement. Accordingly, it includes shares of Common Stock that are issuable upon the exercise of stock options exercisable within 60 days of March 20, 2012. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.
(3)	Includes 11,400 shares held in an IRA Plan.
(4)	Includes 5,190 shares held by Mr. Slye’s spouse and 26,822 shares held by the ESOP for the account of Mr. Slye.
(5)	Includes 5,000 shares that are issuable upon the exercise of stock options.
(6)	In its most recent Schedule 13D filing with the Securities and Exchange Commission on March 4, 2009, Farnam represents that they have sole voting and dispositive power over all such shares.
(7)	Includes 25,867 shares owned by Glenhurst Co., of which Mr. Swenson is the sole owner, based on a Form 4 filed by Mr. Swenson with the Securities and Exchange Commission on March 9, 2012.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

The Company was not a party to any transactions with related persons, promoters or control persons during the last fiscal year, nor are any such transactions currently being contemplated by the Company.

EXECUTIVE COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s Named Executive Officers during the last two fiscal years. Under SEC regulations, Named Executive Officers include (i) all persons serving as Chief Executive Officer during fiscal 2011; (ii) executive officers who were serving as of December 31, 2011, received total compensation in excess of $100,000 for fiscal 2011 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the Most Highly Compensated Officers); and (iii) up to two additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the year. During fiscal 2011, Mr. Slye was our only Named Executive Officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(a)	Total ($)
Bradley D. Slye	2011	176,000	0	0	0	0	0	23,684	199,684
Chairman, President, CEO, CFO	2010	176,000	0	0	0	0	0	24,392	200,392

(a)       Amounts reflect allocations to individual’s account of Company contributions to the ESOP, 401(k) Plan, and/or standard employee benefit plans.

The Company maintains a 401k plan and matches up to 4% of an employee’s salary.

DIRECTOR COMPENSATION

Compensation Summary

The following table summarizes information concerning the compensation awarded or paid to, or earned by, the Company’s non-employee directors during the last fiscal year. Directors who are not employees of the Company receive $1,250 per quarter for their services on the Board.

Director Compensation Table

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Robert W. Heller	5,000	0	0	0	0	0	5,000
Joseph A. Marino	5,000	0	0	0	0	0	5,000
Geoffrey W. Miller	5,000	0	0	0	0	0	5,000

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and any persons who beneficially own more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for those reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2011. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2011, except for the reporting of (i) the January 26, 2011 appointment of Jeffrey D. Peterson to the Board of Directors, for which a Form 3 was filed on March 2, 2011, and (ii) a May 13, 2011 open-market purchase by Robert W. Heller of 1,000 shares of the Company’s Common Stock at a purchase price of $4.75 per share, for which a Form 4 was filed on May 18, 2011.

RATIFICATION OF INDEPENDENT AUDITORS

Proposal #3

The Company’s Board of Directors retained Boulay, Heutmaker, Zibell & Co. P.L.L.P. as its principal independent auditors for the fiscal year ended December 31, 2011 and has selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. to serve as the Company’s auditors for the fiscal year ending December 31, 2012. The Board of Directors desires that the selection of such auditors for the current fiscal year be submitted to the shareholders for ratification, which ratification requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If the selection is not ratified, the Board of Directors will reconsider its decision.

A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

The following fees were paid to Boulay, Heutmaker, Zibell & Co. P.L.L.P. for fiscal years 2011 and 2010:

	FY 2011	FY 2010
Audit Fees	$66,000	$68,410
Audit-Related Fees	$0	$200
Tax Fees	$5,930	$5,850
All Other Fees	$0	$0

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of the review of and discussion with management regarding certain accounting treatment.

Tax Fees were for professional services rendered for preparation of the Company’s annual tax return, quarterly estimates, and state returns. Tax examination consulting is also included.

All Other Fees represent fees for any professional services not included in the first three categories listed above.

Pursuant to its written charter, the Audit Committee is required to pre-approve all audit services, as well as all non-audit services performed by the Company’s independent auditors in order to assure that the provision of such non-audit services does not impair the auditor’s independence. Unless a particular service has received general pre-approval by the Audit Committee in accordance with the Audit Committee’s pre-approval policy, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee.

As part of the Company’s annual engagement agreement with its independent auditor, the Audit Committee pre-approves the following audit services to be provided by the independent auditor: statutory and financial audits for the Company and any of its subsidiaries and affiliates, audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent auditor in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters. The Audit Committee also provides pre-approval in the annual engagement of most consulting services provided by the independent auditor related to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies.

The Audit Committee has also provided the Company’s independent auditors with a general pre-approval of certain non-audit services, primarily tax services. The Audit Committee does not believe that performance of these tax services impairs the auditor’s independence. Specifically, the Audit Committee has given the independent auditors pre-approval for U.S. federal, state, and local tax planning and advice, U.S. federal, state, and local tax compliance, international tax planning and advice, international tax compliance, and tax planning and advice related to merger and acquisition activities. The Company’s independent auditors must inform the Audit Committee whenever a pre-approved service is provided. The aggregate amount of fees for these pre-approved tax services may not exceed $8,000 without explicit approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different term. The Audit Committee retains the right to periodically revise the above list of pre-approved services.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing rule of the Nasdaq Stock Market that governs audit committee composition, Rule 5605(c)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by Rule 5605(a)(2).

The Audit Committee of the Board of Directors oversees and monitors the participation of the Company’s management and independent auditors throughout the financial reporting process.

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with the Company’s management;
  Discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
  Received the written disclosure and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee

Robert W. Heller

Joseph A. Marino

Geoffrey W. Miller

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholder proposals for the proxy statement for the 2013 Annual Meeting of Shareholders of the Company must be received no later than November 30, 2012 at the Company’s principal executive offices, 6111 Blue Circle Drive, Minnetonka, Minnesota 55343, directed to the attention of the Chairman of the Audit Committee, or the Chairman of the Nominating Committee if the proposal relates to the nomination of a director, in order to be considered by the Board of Directors for inclusion in next year’s Annual Meeting proxy material under the SEC’s proxy rules.

Also, if a shareholder proposal intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after February 13, 2012, then management named in the Company’s proxy form for the next Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy material.

FORM 10-K

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 has been provided with this Proxy Statement. The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibits(s). Any such request should include a representation that the shareholder was the beneficial owner of shares of Electro-Sensors Common Stock on February 29, 2012, the record date for the 2012 Annual Meeting, and should be directed to Mr. Bradley Slye, Chief Executive Officer, at the Company’s principal address.

The foregoing Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

Bradley D. Slye

President

March 29, 2012

ELECTRO-SENSORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING

April 18, 2012

The undersigned hereby appoints BRADLEY D. SLYE, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, at 2:00 p.m. local time, on April 18, 2012, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

			FOR	AGAINST	ABSTAIN
1.	To set the number of directors at five.		☐	☐	☐

2.	To elect five directors to serve until the next annual meeting of shareholders:		☐ Vote FOR all nominees, except as withheld below:	☐ Vote WITHHELD from all nominees.
	01 Bradley D. Slye 02 Jeffrey D. Peterson 03 Geoffrey W. Miller	04 Joseph A. Marino 05 Michael C. Zipoy
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Vote FOR” and write the nominee’s name to be withheld in the space provided below.

			FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Boulay, Heutmaker, Zibell & Co. P.L.L.P as independent auditors for the fiscal year ending December 31, 2012.		☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Date:

Signature(s) in Box
(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. If signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Form of Proxy, and Annual Report on Form 10-K are available at

www.idelivercommunications.com/proxy/else